                                                                    EXHIBIT 99.2

CHALLENGER PRODUCT LINE
(A PRODUCT LINE OF CATERPILLAR INC.)
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2001 AND 2000
AND FOR THE YEARS ENDED
DECEMBER 31, 2001, 2000 AND 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Caterpillar Inc.

In our opinion, the accompanying statements of financial position and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of the Challenger Product Line (a product line of Caterpillar Inc.) at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Challenger Product Line is a product line of Caterpillar Inc. and, as disclosed in the financial statements, has extensive transactions and relationships with Caterpillar Inc. and its subsidiaries. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

The accompanying financial statements have been prepared assuming that the Challenger Product Line will continue as a going concern. As discussed in Note 12 to the financial statements, the Challenger Product Line has suffered recurring losses and negative cash flows from operations and has total liabilities in excess of total assets of $344,998 at December 31, 2001. These factors, among others, raise substantial doubt about the Challenger Product Line's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 13, AGCO Corporation purchased the design, assembly and marketing of the new MT Series of Caterpillar's Challenger high-tech agriculture tractor on March 5, 2002.


Peoria, Illinois
March 15, 2002

CHALLENGER PRODUCT LINE
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,
--------------------------------------------------------------------------------
(Dollars in Thousands)

                                                            2001                  2000                  1999
                                                         ----------            ----------            ----------
SALES:
   Net sales of machinery (Note 2)                       $   55,484            $   96,585            $  105,909

OPERATING COSTS (Note 7):
   Cost of goods sold                                       107,432               137,434               126,025
   Selling, general and administrative                       13,680                 8,953                12,642
   Research and development                                  26,921                29,911                30,203
                                                         ----------            ----------            ----------

OPERATING LOSS                                              (92,549)              (79,713)              (62,961)

   Interest expense (net)                                   (20,091)              (21,365)              (13,989)
   Other expense                                             (1,237)                 (906)               (2,270)
                                                         ----------            ----------            ----------

LOSS BEFORE TAXES                                          (113,877)             (101,984)              (79,220)

Income tax benefit (Note 8)                                  45,640                40,941                31,787
                                                         ----------            ----------            ----------

LOSS                                                     $  (68,237)           $  (61,043)           $  (47,433)
                                                         ==========            ==========            ==========


              See accompanying Notes to the Financial Statements.

CHALLENGER PRODUCT LINE
STATEMENT OF FINANCIAL POSITION
AT DECEMBER 31,
-------------------------------------------------------------------------------
(Dollars in Thousands)

                                                                      2001                   2000
                                                                   ----------             ----------
ASSETS
   Current assets:
      Receivables - trade                                          $    8,021             $    8,070
      Inventories (Note 3)                                             17,677                 17,707
      Deferred tax asset (Note 8)                                       9,529                 10,604
                                                                   ----------             ----------

   Total current assets                                                35,227                 36,381

   Property, plant and equipment (Note 4)                              53,964                 40,343
                                                                   ----------             ----------

TOTAL ASSETS                                                       $   89,191             $   76,724
                                                                   ==========             ==========


LIABILITIES
   Current liabilities:
      Accounts payable and accrued expenses (Note 6)               $   29,260             $   34,179
      Net intercompany payable                                        209,713                123,248
                                                                   ----------             ----------

   Total current liabilities                                          238,973                157,427

   Long-term intercompany debt                                        190,718                191,416
   Liability for postemployment benefits (Note 10D)                     4,326                  4,294
   Deferred income taxes (Note 8)                                         172                    348
                                                                   ----------             ----------

TOTAL LIABILITIES                                                     434,189                353,485

COMMITMENTS AND CONTINGENCIES (NOTE 11)

NET PARENT INVESTMENT
   Beginning balance                                                 (276,761)              (215,718)
   Loss employed in business                                          (68,237)               (61,043)
                                                                   ----------             ----------

TOTAL NET PARENT INVESTMENT                                          (344,998)              (276,761)
                                                                   ----------             ----------

TOTAL LIABILITIES AND NET PARENT INVESTMENT                        $   89,191             $   76,724
                                                                   ==========             ==========


              See accompanying Notes to the Financial Statements.

CHALLENGER PRODUCT LINE
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,
-------------------------------------------------------------------------------
(Dollars in Thousands)

                                                                 2001                   2000                   1999
                                                              ----------             ----------             ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                   $  (68,237)            $  (61,043)            $  (47,433)

ADJUSTMENTS FOR NON-CASH ITEMS:
   Depreciation and amortization                                   5,794                  2,306                  2,605
   Liability for postemployment benefits                              32                   (598)                   201
   Deferred income taxes, net                                        899                   (318)                 2,909
CHANGES IN ASSETS AND LIABILITIES:
   Receivables - trade                                                49                  1,103                  7,944
   Inventories                                                        30                  4,099                  9,223
   Accounts payable and accrued expenses                          (4,919)                 5,109                (20,486)
                                                              ----------             ----------             ----------

      NET CASH USED FOR OPERATING ACTIVITIES                     (66,352)               (49,342)               (45,037)
                                                              ----------             ----------             ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                           (21,637)               (15,426)                (6,862)
   Disposals of equipment                                          2,222                  1,118                    218
                                                              ----------             ----------             ----------

      NET CASH USED FOR INVESTING ACTIVITIES                     (19,415)               (14,308)                (6,644)
                                                              ----------             ----------             ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net intercompany payable                                       86,465                 64,506                 (3,844)
   Proceeds from intercompany long-term debt                      70,197                 68,998                190,748
   Payments on intercompany long-term debt                       (70,895)               (69,854)              (135,223)
                                                              ----------             ----------             ----------

      NET CASH PROVIDED BY FINANCING ACTIVITIES                   85,767                 63,650                 51,681
                                                              ----------             ----------             ----------
Net change in cash                                                    --                     --                     --
Cash at beginning of year                                             --                     --                     --
                                                              ----------             ----------             ----------

Cash at end of year                                           $       --             $       --             $       --
                                                              ==========             ==========             ==========


              See accompanying Notes to the Financial Statements.

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
-------------------------------------------------------------------------------

NOTE 1 -- ORGANIZATION

As discussed in Note 12, the accompanying financial statements have been prepared on a going concern basis.

Challenger Product Line, herein referred to as the Company, is a wholly-owned product line of Caterpillar Inc. (Caterpillar). This product line includes the activities related to the design, assembly and marketing of the Caterpillar Challenger high-tech agricultural tractors. Assembly activities of the Company are conducted in one plant in the United States.

These financial statements represent the carve-out from Caterpillar of the assets, liabilities and results of operations of the Company. These financial statements reflect historical cost basis, in accordance with accounting principles generally accepted in the United States of America.

For purposes of presenting carve-out financial statements of the Company, allocations were required to determine the assets, liabilities and operations of the Company on a stand-alone basis. The financial statements include allocations and estimates of direct and indirect costs such as selling and marketing, warranty, post sale discounts, legal and accounting services, employee and related charges for salaried and management personnel, insurance premiums, taxes, information technology support, treasury functions and other corporate and infrastructure costs. Management believes such allocations are reasonable representations of the utilization of services or the benefit received by the Company. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity. Additionally, as explained in Note 10, salaried and management employees and postretirement benefit obligations are not reflected in the financial statements subsequent to October 2000 because Caterpillar maintains these obligations on behalf of many of its subsidiaries, including the Company.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

SALES AND REVENUE RECOGNITION
Machine sales are unconditional sales that are recorded when title transfers as product is shipped and invoiced to customers or independently owned and operated dealers. The Company extends merchandising programs that provide discounts to dealers as products are sold to end users. Estimates of such discounts are recorded as a reduction in sales as sales are recognized. Caterpillar reimburses the Company for trade receivables due from independently owned and operated dealers based on thirty day terms and assumes the risk of collection for these trade receivables.

WARRANTY RESERVE
Warranty reserve is determined by applying historical claim rate experience to the current field population and dealer inventory of agricultural products. Historical claim rates are developed using a rolling annual average of per unit warranty payments. These rates are then applied to the field population and dealer inventory to determine the reserve. Warranty expense is recorded as part of net sales and the related accrual is recorded in line item, "Accounts payable and accrued expenses," on the Statement of Financial Position.

INVENTORIES
Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first-out method. Inventory costs include material, labor and factory overhead. Finished goods inventories are reflected at their estimated net realizable values. A lower of cost or market reserve of $267 and $1,498 was recorded at December 31, 2001 and 2000, respectively.

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
-------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are valued at historical costs. Depreciation of plant and equipment is computed principally using accelerated methods. Expenditures for maintenance and repair are expensed as incurred and major renewals/betterments are capitalized. Long-lived assets were reviewed for impairment and no adjustment was considered necessary as of December 31, 2001 and 2000.

ESTIMATES IN FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affected reported amounts. Examples of the most significant estimates include: reserves for warranty, postemployment benefits, and post sale discounts. Actual costs could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying values of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses approximate their fair values due to their short maturities. Net intercompany payable approximates fair value as the accrued interest is based on a market rate. The estimated fair values may not represent actual values of the financial instruments that could be realized as of the balance sheet date or that will be realized in the future.

SEGMENTS
The Company considers its business activities as a single segment.

CASH AND CASH EQUIVALENTS
The Company maintains no independent cash or cash equivalents. Caterpillar meets all cash requirements. Cash receipts/disbursements for the Company are received/funded by Caterpillar.

RELATED PARTY ALLOCATIONS
Certain expenses of Caterpillar have been allocated to the Company and, in the opinion of management, are reasonable. The accompanying Statement of Operations contains certain allocations that were based on personnel assigned to the Company because they were an inherent part of the Company's operations. This allocation method is based on fully burdened actual costs and is consistent with the methodology used by Caterpillar to allocate the cost of similar services provided to its other subsidiaries.

INCOME TAXES
The Company's taxable income is included in consolidated tax returns filed by Caterpillar. Accordingly, net operating losses (NOLs) for the Challenger Product Line have reduced Caterpillar's tax liabilities. Therefore, the tax provision has been prepared recognizing the benefit of these NOLs through a reduction of the intercompany payable. See Note 8 for further details of this arrangement.

NOTE 3 -- INVENTORIES

                                                                          December 31,
                                                                   --------------------------------
                                                                      2001                  2000
                                                                   ---------              ---------
Raw materials and work-in-process                                  $   8,806              $   7,188
Finished goods                                                         9,138                 12,017
Less: reserve for lower of cost or market                               (267)                (1,498)
                                                                   ---------              ---------

                            Total                                  $  17,677              $  17,707
                                                                   =========              =========

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
--------------------------------------------------------------------------------

NOTE 4 -- PROPERTY, PLANT AND EQUIPMENT

                                                                        December 31,                      Average
                                                              -------------------------------           depreciable
                                                                 2001                  2000                lives
                                                              ---------             ---------           -----------

         Land - at original cost                              $     375             $     375               N/A
         Buildings and land improvements                         25,365                15,574              20-40
         Machinery, equipment and other                          31,020                19,658               3-10
         Construction-in-process                                 15,088                17,683
                                                              ---------             ---------
                                                                 71,848                53,290
         Less - Accumulated depreciation                        (17,884)              (12,947)
                                                              ---------             ---------

         Property, plant and equipment, net                   $  53,964             $  40,343
                                                              =========             =========

NOTE 5 -- OPERATING LEASES

The Company leases certain computer and communication equipment, transportation equipment and other property through operating leases. Total rental expense for operating leases was $368, $352 and $435 for 2001, 2000 and 1999, respectively.

At December 31, 2001, scheduled minimum rental payments for operating leases were as follows:

         2002           2003          2004          2005          2006        Thereafter      Total
         ----           ----          ----          ----          ----        ----------      -----
         $379           $160          $48           $40            $40           $ --          $667

NOTE 6 -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses are comprised of the following:

                                                                             December 31,
                                                                   -------------------------------
                                                                     2001                   2000
                                                                   --------               --------
         Accounts payable (trade)                                  $  4,205               $  8,148
         Accrued warranty                                            12,918                 12,916
         Accrued post sale discounts                                  9,639                 11,188
         Accrued wages, salaries and employee benefits                1,443                  1,668
         Other accrued liabilities                                    1,055                    259
                                                                   --------               --------

         Total                                                     $ 29,260               $ 34,179
                                                                   ========               ========

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
--------------------------------------------------------------------------------

NOTE 7 -- RELATED PARTY TRANSACTIONS

A.       INTERCOMPANY CHARGES AND ALLOCATIONS

         As discussed in Notes 1 and 2, certain expenses of Caterpillar have been allocated to the Company. Allocations based on:

         - Research and development costs -- actual costs incurred on specific authorized programs

         - Sales and marketing costs -- general marketing overheads as a percent of sales plus actual costs incurred for program specific costs

         - General and administrative costs -- including information system services, human resources and finance support -- actual costs incurred allocated based on estimated level of effort

         - Personnel cost for salaried and management -- fully-burden rates based on salaried and management headcount

         - Logistic services - actual time for services provided to the Company.

         The following costs were allocated to the Company for the years ended December 31,

                                                            2001               2000               1999
                                                          --------           --------           --------
         Research and development                         $ 14,824           $ 16,371           $ 19,672
         Sales and marketing                                 1,548                848                597
         General and administrative                            661                704                737
         Personnel cost for salaried and
           Management                                          894                818                785
         Logistic services                                     513                443                532
                                                          --------           --------           --------

                       Total                              $ 18,440           $ 19,184           $ 22,323
                                                          ========           ========           ========

         REFLECTED IN FINANCIAL STATEMENTS AS:
         Cost of goods sold                               $  1,407           $  1,261           $  1,478
         Selling, general and administrative                 2,209              1,552              1,173
         Research and development                           14,824             16,371             19,672


B.       NET INTERCOMPANY PAYABLE

         The Company has a net intercompany payable to Caterpillar. Interest is payable on the outstanding balance at the applicable federal interest rate. Interest is due and payable to Caterpillar on the 25th day of the month following the end of each quarter. These payments are made in the form of net intercompany payable settlements. The average interest rates were 4.15%, 6.14%, and 5.03% as of December 31, 2001, 2000 and
         1999, respectively.

C.       OTHER TRANSACTIONS

         Caterpillar participates in joint ventures with Caterpillar Claas America LLC for the United States production of the Lexion combines and Caterpillar Claas Europe LLC for the European distribution of the Caterpillar Challenger tractors. The Company sells equipment to the joint ventures that are considered related parties. Sales to the joint ventures for the years ended December 31, 2001, 2000 and 1999 were $16,667, $32,434 and $21,478, respectively. Prices for units sold to the joint ventures were determined as if the transactions were considered to be at arms length. As of December 31, 2001 and 2000, the Company had receivables from the joint ventures of $4,802 and $2,506, respectively.

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
--------------------------------------------------------------------------------

NOTE 8 -- INCOME TAXES

The components of the benefit for income taxes were as follows for the years ended December 31:

                                                       2001                 2000                  1999
                                                    ---------             ---------             ---------
Current tax benefit:
  Federal                                           $ (38,183)            $ (33,345)            $ (28,470)
  State                                                (8,356)               (7,278)               (6,226)
                                                    ---------             ---------             ---------
                                                      (46,539)              (40,623)              (34,696)
                                                    ---------             ---------             ---------

Deferred tax provision (benefit):
  Federal                                                 736                  (260)                2,381
  State                                                   163                   (58)                  528
                                                    ---------             ---------             ---------
                                                          899                  (318)                2,909
                                                    ---------             ---------             ---------

Total benefit for income taxes                      $ (45,640)            $ (40,941)            $ (31,787)
                                                    =========             =========             =========

Reconciliation of the U.S. federal statutory rate to effective rate:

                                                       2001                 2000                  1999
                                                    ---------             ---------             ---------
U.S. statutory rate                                 $ (39,857)            $ (35,695)            $ (27,727)
(Decrease) increase in taxes resulting from:
  State income tax benefits                            (5,325)               (4,768)               (3,704)
  Research credits                                       (488)                 (514)                 (382)
  Other                                                    30                    36                    26
                                                    ---------             ---------             ---------

Benefit for income taxes                            $ (45,640)            $ (40,941)            $ (31,787)
                                                    =========             =========             =========

                                                       2001                 2000
                                                    ---------             ---------
Deferred tax assets and liabilities:
  Deferred tax assets:
    Postemployment benefits other than pensions     $   1,717             $   1,704
    Warranty reserves                                   5,126                 5,125
    Post sale discounts                                 3,825                 4,439
    Inventory valuation method                            516                   975
    Vacation                                               61                    64
                                                    ---------             ---------
                                                       11,245                12,307
  Deferred tax liabilities:
    Capital assets                                     (1,888)               (2,051)
                                                    ---------             ---------

Deferred taxes -- net                               $   9,357             $  10,256
                                                    =========             =========

If the Company's tax provision had been prepared on a separate return method, net deferred tax assets would have increased by $162,820 and $116,282 for NOL carryforwards as of December 31, 2001 and 2000, respectively, and the total net deferred tax balance would have been fully offset with a valuation allowance due to the uncertain prospects relating to future taxable income. In addition, the income tax benefit reflected in the Statement of Operations for each of the three years in the period ended December 31, 2001, 2000 and 1999 would have been zero.

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
--------------------------------------------------------------------------------

NOTE 9 -- LONG-TERM INTERCOMPANY DEBT

As of December 31, 2001 and 2000, the Company has $190,718 and $191,416 of promissory notes due to Caterpillar at a floating interest rate indexed to LIBOR. The outstanding notes mature on July 1, 2004, payable to Caterpillar. Interest is payable at the rate of US 6 month LIBOR plus 1.25% per annum. Interest is due and payable semi-annually in July and January. These payments are made in the form of net intercompany payable settlements. The average interest rates were 6.47%, 7.24%, and 6.83% as of December 31, 2001, 2000 and 1999, respectively.

NOTE 10 -- EMPLOYEE BENEFITS

During the period of January 1999 through September 2000, all salaried and management employees of the Company with hire dates before November 1997 were included on the Company's payroll and all related benefits were included in the Company's financial statements. All management personnel with hire dates subsequent to October 1997 and transfers of management personnel to the Company from Caterpillar were included on Caterpillar's central payroll and all related employee benefits were included in Caterpillar's financial statements. The financial statements include an allocation of salaries and benefits for all management personnel with hire dates subsequent to October 1997 and transferees for the period January 1999 through September 2000. On October 1, 2000, all salaried and management personnel were transferred to Caterpillar and became leased employees. The costs of the leased personnel are included in these financial statements beginning in October 2000.

The Company offers a savings plan, medical benefits plan and postretirement benefits plan to substantially all hourly employees and certain salaried and management personnel (for the applicable periods as described above).

A.       DEFINED BENEFIT PENSION PLAN

         Substantially all salaried and management personnel working on behalf of the Company are part of a noncontributory defined benefit pension plan which is part of the benefits provided by Caterpillar to substantially all employees. Benefits under these plans are based primarily upon years of service and final earnings. The funding policy provides that payments to the pension trusts shall be equal to the minimum funding requirements of the Employee Retirement and Income Security Act, plus such additional amounts as may be approved.

         Caterpillar also has a retiree life and health insurance plan covering most of the Company's salaried and management personnel upon their retirement. Health benefits are primarily provided through comprehensive hospital, surgical and major medical benefit provisions subject to various cost-sharing features.

         For the purposes of these financial statements, the Company is considered to be participating in multiemployer benefit plans of Caterpillar for salaried and management personnel.

B.       SAVINGS PLAN

         All hourly employees and certain salaried and management personnel (for the applicable periods as described above) were eligible to participate in the Company's Savings 401(k) Plan. Participating employees may contribute from 0% to 15% of their earnings. The Company matches 100% of the first 2% and 50% from 3-8% of earnings contributed by each employee. Company contributions were $162, $243 and $303 in 2001, 2000 and 1999, respectively.

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
--------------------------------------------------------------------------------

C.       MEDICAL BENEFITS

         Salaried and management employees of the Company are required to contribute a portion of their salaries and wages for employee medical premiums on a pretax or after tax basis at the employees' option. In addition, salaried and management employees may contribute a portion of their salaries and wages for other medical and dependent care benefits on a pretax basis. The Company covers the premiums for the bargaining unit employees. The Company costs incurred under this plan were $2,003, $1,904 and $2,184 in 2001, 2000 and 1999, respectively.

D.       POSTRETIREMENT BENEFITS

         All hourly employees and certain salaried and management employees (for the applicable periods as described above) are eligible to receive postretirement healthcare benefits if they retire at age 62 until they reach the age of 65. On October 1, 2000, when the Company began leasing all salaried and management personnel from Caterpillar, the related postretirement benefit obligation was transferred from the Company's financial statements to Caterpillar. Annual net postretirement benefits liability and expense are determined on an actuarial basis. These benefits are paid as they become due. Benefits are determined primarily based upon employees' length of service and include applicable employee cost-sharing.

                                                               2001                        2000                1999
                                                             ---------                   ---------           ---------
         CHANGE IN BENEFIT OBLIGATION:
         Benefit obligation, January 1                       $   3,780                   $   4,224           $   4,711
         Service cost                                               82                         109                 132
         Interest cost                                             281                         317                 310
         Actuarial loss/(gain)                                     301                          --                (690)
         Transfer of salaried and management personnel              --                        (595)                 --
         Benefits paid                                            (316)                       (275)               (239)
                                                             ---------                   ---------           ---------

         Benefit obligation, December 31                         4,128                       3,780               4,224
                                                             ---------                   ---------           ---------

         CHANGE IN PLAN ASSETS:
         Fair value of plan assets, January 1                       --                          --                  --
         Employer contributions                                    316                         275                 239
         Benefits paid                                            (316)                       (275)               (239)
                                                             ---------                   ---------           ---------

         Fair value of plan assets, December 31                     --                          --                  --

         OVER (UNDER) FUNDED, DECEMBER 31                       (4,128)                     (3,780)             (4,224)
         Unrecognized net actuarial gain                          (224)                       (536)               (687)
         Employer contributions                                     26                          22                  19
                                                             ---------                   ---------           ---------

         Net amount recognized in financial statements       $  (4,326)                  $  (4,294)*         $  (4,892)
                                                             =========                   =========           =========

         COMPONENTS OF NET PERIODIC BENEFIT COST:
         Service cost                                        $      82                   $     109           $     132
         Interest cost                                             281                         317                 310
         Amortization of net actuarial gain                        (11)                        (19)
                                                             ---------                   ---------           ---------

         Total cost included in results of operation$              352                   $     407           $     442
                                                             =========                   =========           =========

         RATE ASSUMPTION:
         Assumed discount rate                                    7.25%                       7.75%               7.75%

         * Transfer accrued cost for salaried and management personnel of $727 is reflected in this balance.

CHALLENGER PRODUCT LINE
NOTES TO THE FINANCIAL STATEMENTS
(Dollars in Thousands)
--------------------------------------------------------------------------------

For measurement purposes, a 10.6% annual rate of increase in the per capita cost of covered healthcare benefits was assumed for 2002. This rate was assumed to decrease gradually to 4.5% for 2009.

Assumed healthcare cost trend rates can have a significant effect on the amounts reported for healthcare plans. A one-percentage point change in assumed healthcare trend rates would have the following effects:

                                                                    1-Percentage        1-Percentage
                                                                       point               point
                                                                      increase            decrease
                                                                    ------------        ------------

         Effect on total service and interest cost                      $ 71               $ (58)
         Effect on postretirement obligation                             675                (580)

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

The Company, in the ordinary course of business, is subject to investigations, claims and lawsuits. In the Company's management's opinion, any such outstanding matters affecting the Company for which the Company has knowledge are covered by accruals or would have no material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 12 -- LIQUIDITY

The Company has incurred substantial losses and negative cash flows from operations in every fiscal period presented. For the years ended December 31, 2001, 2000 and 1999, the Company incurred a loss from operations of approximately $68,237, $61,043 and $47,433, respectively, and negative cash flows from operations of $66,352, $49,342 and $45,037 respectively. As of December 31, 2001 and 2000, the Company had total liabilities in excess of total assets of approximately $344,998 and $276,761, respectively. As discussed in
Note 13, the Company was sold subsequent to year-end.

NOTE 13 -- SUBSEQUENT EVENT

In December 2001, Caterpillar entered into an agreement with AGCO Corporation Inc. to sell the design, assembly and marketing of the new MT Series of Caterpillar Challenger high-tech agriculture tractors during the first quarter of 2002. The assets associated with this sale were previously used to design, assemble and market the previous series of Caterpillar Challenger high-tech agriculture tractors and were the assets comprising Challenger Product Line. These financial statements do not reflect any impact of this planned transaction.